U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
Amendment 1

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Assured Equities V Corporation
(Exact name of Company as specified in its charter)

Florida (State of other jurisdiction of incorporation or formation) (State or other jurisdiction of incorporation or formation)	27-0611384 (I.R.S. employer identification number)
2211 12th Avenue East Seattle, WA (Address of principal executive offices)	98102 (Zip Code)

Issuer's telephone number: (206) 422-6677
facsimile number: (866) 711-9672

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.001
(Title of class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

            Large accelerated filer                  o                   Accelerated filer                                    o
            Non-accelerated filer                     o                  Smaller reporting company                   x
(Do not check if a smaller reporting company)

Copies to:
M&K CPAS, PLLC
13831 Northwest Frwy, Suite 575
Houston, TX 77040
(832) 242-9950

EXPLANATORY NOTE

            We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unless otherwise noted, references in this registration statement to "Assured Equities V Corporation,"  the "Company," "we," "our" or "us" means Assured Equities V Corporation.

FORWARD LOOKING STATEMENTS

            There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "might", "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward looking statements.The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

Item 1 - Description of Business

a) Business Development

Assured Equities V Corporation was incorporated in the State of Florida on August 10, 2009. The Company was formed to pursue a business combination with a target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. As of this date the company has not reached terms with a possible business combination and has not issued nor entered into a letter of intent with or concerning any target business opportunity and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity. We have been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholder. The Company does not meet the test of "going concern" and the Company's independent auditor has expressed substantial doubt about the Company's ability to continue as a going concern by stating in Note 4 to the financial statements, "Assured Equities V Corporation does not meet the test of "going concern." This substantial doubt is due to our lack of committed funding and lack of revenue.

The Company's fiscal year ends December 31.  For the most recently audited period, August 10, 2009 (inception) and ending August 31, 2009, the Company had:

(a) Generated no revenues or earnings from operations,
(b) Possessed no significant assets or financial resources and
(c) Had only $100 cash on hand.

From the date of inception (August 10, 2009) through October 15, 2009, the Company had:

(a) Generated no revenues or earnings from operations,
(b) Possessed no significant assets or financial resources and
(c) Had only $100.00 in cash on hand.

Assured Equities V Corporation has not been involved in any bankruptcy, receivership or similar proceeding. The Company has not undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

b) Business of the Issuer

Assured Equities V Corporation is a "blank check" company within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended, (the "Exchange Act"). The U.S. Securities and Exchange Commission ("SEC") defines such a company as "a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies, other equity, or person." The Company also qualifies as a "shell company", further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the "Securities Act"), because it has no or nominal operations and no or nominal assets and its assets consist solely of cash and cash equivalents.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. The Company may not be able to successfully compete against entities with greater financial, technical and managerial expertise. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

The Company was organized to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our common stock is subject to the "penny stock" regulations, which are likely to make it more difficult to sell. The term "penny stock" generally refers to low-priced (below $5), speculative securities of very small companies and is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years. While penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board or in the Pink Sheets, they may also trade on securities exchanges, including foreign securities exchanges. In addition, penny stocks include the securities of certain private companies with no active trading market.

Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. Prior to a transaction in a penny stock, a broker-dealer is required to:

  Deliver to a prospective customer a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;
  Provide the prospective customer with a current market quotation, if any, for the penny stock;
  Explain to the prospective customer the compensation the firm, its broker-dealer and its salesperson will receive for the trade; and,
  Provide the customers with monthly account statements showing the market value of each penny stock held in the customer's account.

These rules and requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules, such as ours, restricting the pool of potential investors for our stock and making it more difficult for investors to sell their shares once acquired. Additionally, because it may be difficult to find quotations for certain penny stocks, these stocks may be impossible to accurately price. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment. Since our common stock is subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares or may lose their whole investment.

The Company will not retain an equity interest (common stock) in any private company with which we engage in a business combination. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

Strategies for Identifying and Completing a Business Combination

The identification and analysis of potential new business opportunities suitable for completing a business combination will be undertaken by or under the supervision of the officers and directors of the Company. Our officers and directors are actively seeking identification of new business opportunities through their personal and professional business contacts, in their roles as business development consultants, in dialogues with entrepreneurs and management of other businesses seeking to expand their operations and in discussions with investors and related professionals, such as accountants and attorneys, in hopes of working together. Our officers and directors believe that these groups will provide a networking platform from which to identify a potential business combination.

The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential targets, the Company will consider the following kinds of factors:

  Potential for growth, indicated by new technology, anticipated market expansion or new products.
  Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole.
  Strength and diversity of management, either in place or scheduled for recruitment.
  Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources.
  The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials.
  The extent to which the business opportunity can be advanced.
  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.
  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. As a result we may not be able to complete a business combination.

Form of Potential Business Combination

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the negotiating strength of the Company.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company may seek to locate a target company through the utilization of consultants or other professionals in the business and financial communities and seeking their referrals of potential target companies, through solicitation or through other, yet to be identified methods. If the Company decides to locate a target company through solicitation, such a solicitation program might include, but would not be limited to newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. The Company has no advertising program to support such a solicitation and its present advertising costs are zero. If the Company decides to locate a target company through a solicitation program, the Company might develop an advertising program and might incur advertising costs. The advertising costs, if incurred, of locating a target company through solicitation would be paid with money in our treasury and additional amounts, if and as necessary, may be loaned to or invested in the Company by our stockholders, management or other investors. The Company has had no discussions with stockholders, management or other investors regarding funding. If necessary, the Company will consider these and other yet to be identified options for paying these expenses. Whatever efforts the Company expends to locate a target company will be in full compliance with national and state laws and regulations. No assurances can be given that the Company may seek to locate a target company through the utilization of consultants or other professionals in the business and financial communities and seeking their referrals of potential target companies, through solicitation or through other, yet to be identified methods or that the Company would develop and implement an advertising program to support a solicitation, if the Company decided to locate a target company through solicitation, or that the Company would incur any advertising costs as a result of any possible solicitation program or that such a solicitation program would lead to the location of a target company.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments may require substantial management time and attention and unknown costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully combined with a business opportunity. The company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do further pursuant to the Securities and Exchange Act of 1934. The company believes that being a reporting company under the Exchange Act of 1934, as amended, could provide a prospective acquisition or merger candidate with additional information concerning the Company that might make the Company more attractive to a business opportunity as a potential business combination. When the Registration Statement becomes effective the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.

We have no employees. Our officers and directors volunteer their time to the Company. Our officers and directors do not meet Black’s Law Dictionary definition of employee because they are not in the service of the Company under any contract for hire, expressed or implied, oral or written. Further, the Company does not have the power or right to control and direct our officers or directors in the material details of how work is to be performed and our officers and directors do not receive any compensation from the Company. Our officers and directors are engaged in outside business activities and we anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, as are incident to a business combination.

The Company was organized as a vehicle to investigate and combine with, where appropriate, a target business opportunity seeking the perceived advantages of being a publicly held corporation. The Company's principal business objective for the next 12 months will be to achieve a combination with a business opportunity. The Company will not restrict its potential candidate target business opportunity to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. However, there can be no assurance that the Company will have the ability to combine with an operating business, business opportunity, or property that will be of material benefit to the Company. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company who are not professional business analysts and in all likelihood will not be experienced in matters relating to the target business opportunity.

No assurances can be given that the Company will be able to successfully identify, evaluate or enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

c) Reports to Security Holders

The Company is not currently a reporting company and does not file reports with the Commission at this time. When the Registration Statement becomes effective the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D. C. 20549.  The public my obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www/sec.gov.

Item 1A - Risk Factors

Risk Factors

AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES AN EXTREMELY HIGH DEGREE OF RISK.

1. WE HAVE NO OPERATING HISTORY.

We have no operating history. We have no revenues or earnings from operations. We have no significant assets or financial resources. It is highly likely that we will sustain expenses associated with maintaining a shell operation while endeavoring to identify a target business opportunity. Although we will seek to combine with a business opportunity that generates revenue, profits and immediate cash flow, we may not be successful in identifying and consummating such a business combination and investments in us could be a partial or complete loss.

2. WE HAVE NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.

We have no arrangements or agreement or understanding with respect to a combination, acquisition or merger with a private or public business opportunity and we may not be successful in concluding any sort of business combination. We have not identified any particular industry or specific business within an industry for evaluation. We have not discovered, identified or evaluated any potential business opportunity for a business combination; therefore, the Company is currently unable to ascertain the merits or risks of the potential business' operations. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, market demand may not exist for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. We may not successfully negotiate a business combination on favorable terms and there is consequently a risk that funds allocated to the purchase of our shares will be invested in another company with active business operations.

3. OUR FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity. Our management will seek out business combination opportunities through their personal and professional business contacts, in their roles as business development consultants, in dialogues with entrepreneurs and management of other businesses seeking to expand their operations and in discussions with investors and related professionals. such as accountants and attorneys, in hopes of working together. Management will not limit itself to these groups but believes that these groups will provide a networking platform from which to seek business combination opportunities.

4. MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our officers and directors have not entered into any written employment agreements with the Company and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

5. THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we do not know whether or not market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. We may not be able to acquire, merge with or combine with a business opportunity on terms favorable to us.

6. THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Furthermore, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Our officers and directors are currently involved with one other blank check company where they hold identical positions. Conflicts in the pursuit of business combinations with the other blank check company with which they are or may in the future be affiliated with may arise. If we and the other blank check company that our officers and directors are affiliated with desire to take advantage of the same opportunity, then the officer and director that is affiliated with both companies may abstain from voting upon the opportunity although there is no legally binding obligation to do so. If necessary, due to the abstention of our officers and directors, the Company would call a meeting of our shareholders whereby our shareholders would vote upon the opportunity. The necessity to obtain such stockholder approval may result in a delay and additional expense in the consummation of any proposed transaction.

7. THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

Target companies that fail to comply with the SEC reporting requirements may delay or preclude a business combination, acquisition or merger with a business opportunity. Sections 12 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements of the company acquired, possibly covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare those statements may significantly delay or essentially preclude a business combination, acquisition merger. Consequently, otherwise suitable acquisition prospects that do not have or unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act remain applicable.

8. THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY MANAGEMENT.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking business combinations, acquisitions, mergers, joint ventures or acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

9. THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

10. ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

If we enter into a business combination, acquisition or merger with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self sufficiency and balance of payments positions and in other respects.

11. THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

Our outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

12. THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. We cannot guarantee however that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

13. THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION.

Our certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 50,000,000 shares of preferred stock. Any merger or acquisition with a business opportunity effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but un-issued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution of the interests of our stockholders will occur and the rights of the holders of common stock may be materially and adversely affected.

14. BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A "REVERSE MERGER", FOLLOWING SUCH A TRANSACTION WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger".  Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive for brokerage firms or market makers to recommend the purchase of our common stock. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.

15.  WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS THAT OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.

Following a business combination, we may seek the listing of our common stock on NASDAQ or NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX). However, following such a transaction we may not meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the "pink sheets", where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. Further, we may not find a market maker or that an active market may develop for the Company's stock. In addition, we would be subject to a SEC rule that if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

After completing a business combination, the Company's common stock may never be listed on the NASDAQ or any other stock exchange. The Company's common stock may become eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the "pink sheets", where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. However, following such a transaction, we may not be able to meet the initial listing standards of either of those or any other stock exchange; we may not be able to maintain a listing of our common stock on either of those or any other stock exchange. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers or market makers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. Brokerage firms may not want to conduct any secondary offerings on behalf of our post-merger company in the future. We may never meet the conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale because we may never lose our shell company status.

16. WE MAY INCUR ADDITIONAL COSTS OF BEING A PUBLIC COMPANY DUE TO THE DIFFICULTIES OF ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING WITH NO FULL TIME OR PART-TIME EMPLOYEES, THE EXPENSES OF BEING A REPORTING COMPANY PURSUANT TO THE EXCHANGE ACT OF 1934 AND THE LIABILITY PROVISIONS OF THE EXCHANGE ACT OF 1934.

The Company is a development stage company, with no operations and no revenues from operations. We may never realize any revenues unless and until we successfully merge with or acquire an operating business.

Because the Company has no operations and no revenues from operations, the Company has not established sufficient internal controls over financial reporting; therefore these costs are estimated to be zero as we do not currently plan to implement a robust control initiative given our lack of positive cash flow from operations and inherent lack of segregation of duties. If the Company were to attempt to mediate some of our segregation of duties issues and achieve effective internal controls we currently do not have adequate funding to implement such an initiative and therefore do not plan to implement this initiative.

The expenses of periodic reporting requirements, such as audits and reviews, are estimated at $5,000.00 annually. If necessary, the Company will consider various options for paying these expenses, including payment from funds in our treasury, but no certain funding for these expenses has been obtained. Among possible funding options the Company may consider, if necessary, are loans or investments in the Company by our stockholders, management or other investors. The Company has had no discussions with stockholders, management or other investors regarding funding. If necessary, the Company will consider these and other yet to be identified various options for raising funds and paying these expenses.

17. CURRENT ECONOMIC CONDITIONS MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION AND OBTAINING FUNDING.

Current economic and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. We can not accurately predict how long these current economic conditions will persist, whether the economy will deteriorate further and how we will be affected.

We have no operating history, no revenue and lack profitable operations. We will, in all likelihood, sustain expenses and costs related to accounting, the filing of Exchange Ace reports and consummating a business combination without corresponding revenues, at least until the consummation of a business combination. This lack of operations and revenues may result in our incurring a net loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. Because of our lack of profits and possible increasing net losses and lacking operations, target business opportunities may decide to forgo a business combination with us.

Our financial position, having no significant assets, financial resources and no revenues, raises substantial doubt about our ability to continue as a going concern. The lack of a market for our common equity securities precludes us from raising capital, in the equity markets, until shares of our common stock are registered pursuant to, or exempt from registration under the Securities Act; and, any other applicable federal or state securities laws or regulations may also preclude us from successfully raising capital and improving our financial position. Target firms that might consider a merger or acquisition with us, to gain the advantages and perceived benefits of becoming a public corporation, may decide to forgo a such a business combination with us because of our lack of operations and access to affordable capital. Our financial position and current economic volatility may prevent us from identifying and pursuing a business combination with a target company seeking these benefits and funding sources, such as our shareholders, management or others, may decide to defer loans or investments to the Company.

Item 2 - Management's Discussion and Analysis or Plan of Operations

The quantifiable financial information required by this item is contained under the section Item 13 Financial Statements and Supplementary Data. As the Company has been in existence less than one year with no operations comparable financial information is not provided.

The Company was organized as a vehicle to investigate and, if such investigation warrants, combine with a target business opportunity seeking the perceived advantages of being a publicly held corporation. The Company has no operations, no revenues and no operating expenses. During the next 12 months we anticipate incurring $5,000 for accounting related expenses, costs of filing Exchange Act reports and costs related to consummating a business combination. The Company's present 'burn rate' is approximately $5,000 annually for anticipated accounting related expenses, filing of Exchange Act reports and costs related to a business combination; therefore, the Company will be out of money next quarter without additional funding. The Company does not currently engage in any business activities that provide funds or cash flow. As of October 15, 2009, the cash balance in the Company's treasury (bank account) was $100 USD. The Company plans to pay the anticipated related to accounting, investigating and analyzing business combinations and filing of Exchange Act reports during the next 12 months with money in our treasury and additional amounts, if necessary, as may be loaned to or invested in the Company by our stockholders, management or other investors. The Company presently has no need to and has no plans to seek additional funds; the Company has had no discussions with stockholders, management or other investors regarding funding and no funding commitment for future expenses has been obtained. If in the future the Company needs funds to pay expenses, the Company will consider these and other yet to be identified options for raising funds and/or paying expenses.

The Company may consider a business opportunity which has recently commenced operations, or is a developing company in need of additional funds for expansion into new products or markets, or is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination, acquisition or merger may be concluded with a company that does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense and loss of voting control which may occur in a public offering.

Our officers and directors have not had any contact or discussions with any representative of any other entity regarding a business combination with the Company. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent on a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of current economic conditions, rapidly changing technologies occurring in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things: facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Item 3 - Description of Property

The Company has no properties and at this time and has no agreements to acquire any properties. The Company uses the offices of management at no cost to the Company. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Item 4 - Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners

The following table sets forth, as of October 15, 2009, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.

Assured Equities V Corporation
Security Ownership of Certain Beneficial Owners and Management
October 15, 2009

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage (%) of Class
Common Stock	Assured Equities, LLC*	100,000*	100%
	2211 12th Avenue East
	Seattle, WA 98102

Common Stock	William D. Kyle, President, Treasurer, Director	-0-	0%
	2211 12th Avenue East
	Seattle, WA 98102

Common Stock	Anne M. Kyle, Secretary and Director	-0-	0%
	2211 12th Avenue East
	Seattle, WA 98102

* Assured Equities, LLC, a Utah Limited Liability Company, is the incorporator-founder and only shareholder of the Company. Mr. William D. Kyle, President, Treasurer and Director of the Company is the Managing Member of Assured Equities, LLC. Mr. William D. Kyle, as the sole Managing Member of Assured Equities, LLC, has voting and dispositive power with regard to the shares held by Assured Equities, LLC.

Item 5 - Directors, Executive Officers, Promoters and Control Persons

(a) Our directors and officers and additional information concerning them are as follows:

Assured Equities V Corporation
Directors, Executive Officers, Promoters and Control Persons
October 15, 2009

Name	Age	Position

William D. Kyle	64	President, Treasurer, Director
Anne M. Kyle	63	Secretary and Director
The term of office of Director(s) expires at our annual meeting of stockholders or until successor(s) is/are duly elected and qualified.

William D. Kyle, President, Treasurer and Director

Mr. William D. Kyle possesses over thirty years experience in business development, marketing and sales. Mr. Kyle's most recent experiences include:

Dates	Company	Position	Comments
01/00 - 07/04			Mr. Kyle was retired during this period
07/04 - Present	Driver Tools, LLC: a start-up company	Founder, Managing Member	Reseller of engineering test products
07/07 - Present	BANDE Holdings, LLC: a start-up company	Founder, Managing Member	Business developing and consulting company
08/08 - Present	Assured Equities, LLC: a start-up company	Founder, Managing Member	Business developing and consulting company
04/09 - Present	Enterprise Creations, LLC: a start-up company	Founder, Managing Member	Business developing and consulting company

Anne M. Kyle, Secretary and Director

Anne M. Kyle possesses twenty years of administrative, organizational and customer relations experience within the retail and transportation market segments. Ms. Kyle's most recent experiences include:

Dates	Company	Position	Comments
01/00 - 07/07			Ms. Kyle was retired during this period
07/07 - Present	BANDE Holdings, LLC	Secretary	Business developing and consulting company
08/08 - Present	Assured Equities, LLC	Secretary	Business developing and consulting company
04/09 - Present	Enterprise Creations, LLC	Secretary	Business developing and consulting company

(b) Significant Employees. None

(c) Family Relationships. William D. Kyle, President, Treasurer and Director of the Company and Anne M. Kyle, Secretary and Director of the Company, are husband and wife.

(d) Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Company during the past five years.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate.  Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Other Blank Check Company / Experience: As indicated below, members of management have also served as officers and directors of:

Name of Business	Form 10 Date	Status	SEC File Number	Pending Business Combinations	Additional Information
Enterprise IV Corporation	August 6, 2008	Last Form 10-Q filed Nov. 14, 2008	000-53365	Unknown	William D. Kyle resigned as President, Treasurer and Director of Enterprise IV Corporation on March 24, 2009.
Enterprise V Corporation	July 15, 2008	Company entered into a purchase agreement with Twenty Second Trust; Form 8K dated March 11, 2009.	000-53322	Unknown	William D. Kyle served as President, Treasurer and Director of Enterprise V Corporation until his resignation on October 14, 2008.
Enterprise VI Corporation	July 25, 2008	Company entered into a purchase agreement with USA Fabrics USA Fabrics, Inc.; Form 8K dated March 12, 2009.	000-53351	Unknown	William D. Kyle served as President, Treasurer and Director of Enterprise VI Corporation until his resignation on October 15, 2008.
Assured Equities IV Corporation	Sept 16, 2009	SEC declared effective on 10/13/2009.	000-53734	None	William D. Kyle serves as President, Treasurer and Director of Assured Equities IV Corporation; Anne M. Kyle serves as Secretary and Director of Assured Equities IV Corporation.

Item 6 - Executive Compensation

The Company's officers and directors have not received any cash remuneration since inception. Officers will not receive any remuneration upon completion of the offering nor until the consummation of a business combination, acquisition or merger acquisition of a business opportunity. No remuneration of any nature has been paid to any officer or director on account of services rendered by such in those capacitates. The Company's officers and directors intend to devote no more than a few hours a week on a volunteer basis to the affairs of the Company.

It is possible that after the Company successfully consummates a business combination, acquisition or merger with an unaffiliated entity that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table or otherwise.

Assured Equities V Corporation
Executive Compensation
October 15, 2009

Name	Position / Title	Compensation
William D. Kyle	President, Treasurer and Director	$0.00
Anne M. Kyle	Secretary and Director	$0.00

Item 7 - Certain Relationships and Related Transactions

The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be zero.

The Company has not issued any promissory notes or other evidence of indebtedness.

There have been no transactions since the beginning of the Company's fiscal year (date of inception, August 10, 2009), or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

A single transaction occurred on August 17, 2009, when the Company issued 100,000 shares of its Common Stock, par value $0.001, to the Company's incorporator, Assured Equities, LLC, in exchange for $100 US Dollars. Assured Equities LLC is the sole owner of all (100%) of the Common Stock issued and outstanding by the Company.

On September 29, 2009, the Company was notified that Driver Tools, LLC (“donor”), a privately held company, wished to voluntarily make an unrestricted gift to the Company without any expectation of compensation or other consideration.  On September 28, 2009, the donor paid the fees (the ‘transaction’) associated with the PCAOB audit of the Company’s financial records and on September 29, 2009 asked that the Company accept this transaction as an unrestricted gift; the fees totaled two-thousand and 00/100 ($2,000.00) USD.  On September 30, 2009, the Company accepted this gift offer and, in accordance with GAAP, recorded this gift on the Company’s accounting records.

Assured Equities, LLC, Incorporator, is a limited liability company ("company") legally formed, and in active status, under the laws of the State of Utah, the Managing Member of which is competent to contract and hereby form, on behalf of the company, a corporation for profit under Chapter 607 and/or Chapter 621, of the Florida Statutes (Profit).

The sole Managing Member and owner of Assured Equities, LLC is Mr. William D. Kyle, Director, President and Treasurer of the Company. As the sole Managing Member of Assured Equities, LLC, Mr. Kyle has voting and dispositive power with regard to the shares held by Assured Equities, LLC.

The Company has not had a promoter at anytime.

The Company has not:

  Established its own definition for determining whether its directors and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,
  Established any committees of the Board of Directors.

Given the nature of the Company's business, its limited shareholder base and the current composition of management, the Board of Directors does not believe that the Company requires any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

  Its own Board of Directors,
  Establish its own definition of 'independent" as related to directors and nominees for directors,
  Establish committees that will be suitable for its operations after the Company consummates a business combination.

Item 8 - Legal Proceedings

Presently, there are no pending legal proceedings to which the Company is a party or to which any of its property is subject, and the Company does not know nor is aware of any legal proceedings threatened or contemplated against it.

Item 9 - Market for Common Equity and Related Stockholder Matters

(a) Market Information: The Company's Common Stock is not trading on any exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.
(b) Holders: As of October 15, 2009 there was one (1) record holder of 100,000 shares of the Company's Common Stock. The one record holder is Assured Equities, LLC, incorporator.
(c) Dividends: The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

Item 10 - Recent Sales of Unregistered Securities

The Company issued 100,000 shares of Common Stock on August 17, 2009, to the incorporator for an aggregate purchase price of $100 in cash or cash equivalents, with $100 received and deposited into the Company's bank account. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

No securities have been issued for services rendered. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by a purchaser as consideration for the shares issued.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from, and may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Item 11 - Description of Securities

(a) Common Stock: All outstanding shares of Common Stock are of the same class and have equal rights an attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights. The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10-12G.

(b) Debt Securities: None

(c) Other Securities to Be Registered: None

Item 12 - Indemnification of Directors and Officers

The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Florida General Corporation Laws; provided, however, the Company can modify the extent of indemnification by individual contracts with its directors and officers; provided further that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board of Directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Florida General Corporation law; or (iv) such indemnification is required to be made under the Bylaws.

Item 13 - Financial Statements and Supplementary Data.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Assured Equities V Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Assured Equities V Corporation (A Development Stage Company) as of August 31, 2009, and the related statements of expenses, stockholders' equity and cash flows from August 10, 2009 (inception) through August 31, 2009. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration on internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Assured Equities V Corporation (A Development Stage Company) as of August 31, 2009 and the results of its operations and its cash flows from August 10, 2009 (inception) through August 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has generated no income as of August 31, 2009, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
September 8, 2009

ASSURED EQUITIES V CORPORATION
(A Development Stage Company)
BALANCE SHEET
AS OF AUGUST 31, 2009

ASSETS

ASSETS
Current Assets
Cash	$100
Total Current Assets	$100
TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities	$0
Long Term Liabilities	$0
TOTAL LIABILITIES	$0

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding.	$0
Common Stock, $0.001 par value; 100,000,000 shares authorized, 100,000 shares issued and outstanding.	$100
TOTAL STOCKHOLDERS' EQUITY	$100

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$100

See the accompanying summary of accounting policies and notes to the financial statements.

F-1

 ASSURED EQUITIES V CORPORATION
(A Development Stage Company)
STATEMENT OF EXPENSES
FOR THE PERIOD
FROM AUGUST 10, 2009 (INCEPTION) THROUGH AUGUST 31, 2009

TOTAL REVENUE	$0

TOTAL EXPENSES	$0

NET PROFIT OR (LOSS)	$0

NET PROFIT OR (LOSS) PER COMMON SHARE - BASIC AND DLUTED	$0

PER SHARE INFORMATION
Weighted Average Number of Shares of Common Stock Outstanding - Basic and Diluted
Basic	100,000 shares
Diluted	100,000 shares

See the accompanying summary of accounting policies and notes to the financial statements.

F-2

ASSURED EQUITIES V CORPORATION
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD
AUGUST 10, 2009 (INCEPTION) THROUGH AUGUST 31, 2009

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit During The Development Stage	Total Stockholders' Equity

August 10, 2009 (Inception)	-0-	$0	-0-	$0	$0	$0	$0

Issuance of stock to Incorporator - August 17, 2009			100,000	$100	$0	$0	$100

Net profit (loss) for the period						$0	$0

Balances - August 31, 2009	-0-	$0	100,000	$100	$0	$0	$100

See the accompanying summary of accounting policies and notes to the financial statements.

F-3

ASSURED EQUITIES V CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD
FROM AUGUST 10, 2009 (INCEPTION) THROUGH AUGUST 31, 2009

Cash and cash equivalents - Beginning of Period	$0

Cash flows from Operating Activities
Profit or (Loss)	$0
Net Cash Flow from Operating Activities	$0

Cash flow from Financing Activities
Cash proceeds from issuance of Common Stock to Incorporator	$100
Net Cash Provided by Financing Activities	$100

Net Increase (Decrease) in Cash	$100

Supplemental Information
Interest Paid	$0
Taxes Paid	$0

See the accompanying summary of accounting policies and notes to the financial statements.

F-4

Assured Equities V Corporation
(A Development Stage Company)
Notes to Financial Statements
August 31, 2009

Note 1- Description of Business

Assured Equities V Corporation (the "Company"), a Florida "blank check" Company, was incorporated on August 10, 2009.  The Company is actively seeking a merger candidate and currently has no operations.

Note 2 - Preparation and Basis of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The Company's fiscal year-end is December 31.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits. As of August 31, 2009, there was $100 in the Company's checking account and no cash equivalents.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Income Per Share

Basic net income (loss) per common share amounts is computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method. As of August 31, 2009 there were no dilutive convertible common shares outstanding.

Development Stage - Assured Equities V Corporation

As a result of the Company's limited operating history and lack of current revenue stream we report our financial statements pursuant to FASB statement number 7, which focuses on development stage companies. Users of the financial statements should be familiar with these statements and its effect on the financial statements.

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 4 - Going Concern

Assured Equities V Corporation does not meet the test of "going concern;" instead the corporation was formed to pursue a business combination with target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would hope to be qualified for trading in the United States secondary market. As of this date the Company has not finalized a business combination and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders. Assured Equities V Corporation's financial statements have been prepared on a development stage company basis. Substantial doubt exists as to Assured Equities V Corporation's ability to continue as a going concern. No adjustment has been made to these financial statements for the outcome of this uncertainty.

Note 5 - Income Tax

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred no revenue, no expenses and no loses from inception.
At August 31, 2009, the Company had no net operating loss carry forward for federal income tax purposes and Florida currently imposes no state corporate income tax.
The Company has no deferred tax assets or liabilities as of August 31, 2009.
Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

Note 6 - Share Capital

On August 17, 2009, Assured Equities V Corporation issued 100,000 shares of its Common Stock to the Incorporator, Assured Equities LLC, in exchange for $100.
On August 31, 2009, the Company's stock register reports a total 100,000 shares of Common Stock outstanding, with all 100,000 shares held and owned by Assured Equities LLC, Incorporator.

Note 7 - Related Party Transactions

On August 17, 2009, Assured Equities V Corporation issued 100,000 shares of its Common Stock to the Incorporator, Assured Equities LLC, in exchange for $100.

On September 29, 2009, the Company was notified that Driver Tools, LLC (“donor”), a privately held company, wished to voluntarily make an unrestricted gift to the Company without any expectation of compensation or other consideration.  On September 28, 2009, the donor paid the fees (the ‘transaction’) associated with the PCAOB audit of the Company’s financial records and on September 29, 2009 asked that the Company accept this transaction as an unrestricted gift; the fees totaled two-thousand and 00/100 ($2,000.00) USD.  On September 30, 2009, the Company accepted this gift offer and, in accordance with GAAP, recorded this gift on the Company’s accounting records.

Note 8 - Preferred Stock

The Company's Articles of Incorporation authorize 50,000,000 shares of Preferred Stock, par value $0.001. The Company's Preferred Stock has not been registered with the SEC.
The Company has not issued any shares of Preferred Stock.

Item 14 - Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure. M&K CPAS , PLL C has been engaged by the Company to audit the initial period ended August 31, 2009. The decision to hire M&K CPAS, PLLC was approved by the Company's Board of Directors.

Item 15 - Exhibits

Exhibit Index

Exhibit Number	Description	Page
3.1	Articles of Incorporation	19
3.2	ByLaws	20
23	Consent of M&K CPAS, PLLC	21

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASSURED EQUITIES V CORPORATION

Date: October 19, 2009	By:	/s/ William D. Kyle
Name: William D. Kyle Title: President